UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2014

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001—33274	20—5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

(440) 808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre—commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Other Events.

On December 19, 2014, TravelCenters of America LLC and certain of our subsidiaries, as borrowers or guarantors, entered into an amendment, or the Amendment, to our amended and restated loan and security agreement, or the Credit Facility, dated October 25, 2011, with Wells Fargo Capital Finance, LLC, as Agent, or Wells Fargo, and the lenders from time to time party thereto.  The Amendment amended the Credit Facility to, among other things:  (i) extend the maturity of the Credit Facility from October 25, 2016 to December 19, 2019; (ii) reduce the applicable margins on borrowings and standby letter of credit fees by 0.75% and on commercial letter of credit fees by 0.375%; (iii) reduce the unused line fee rate by 0.25%; (iv) reduce the threshold for triggering a minimum fixed charge ratio requirement; and (v) make certain adjustments to the borrowing base calculation in a manner we believe favorable to us.

As of December 19, 2014, the applicable margin is 1.50% for LIBOR borrowings and standby letter of credit fees, 0.50% for Base Rate borrowings and 0.75% for commercial letter of credit fees, in each case subject to adjustment based on facility availability, utilization and other matters.  As of December 19, 2014, the unused line fee is 0.375% per annum, subject to adjustment according to the average daily principal amount of unused commitments under the Credit Facility.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Information Regarding Certain Relationships

We maintain bank accounts at, and use the treasury management services of, certain of the lenders under the Credit Facility.  An affiliate of Wells Fargo serves as transfer agent and registrar for our common shares, and affiliates of Citibank, N.A., UBS AG, Stamford Branch, The Huntington National Bank and Regions Bank, four of the lenders under the Credit Facility, served as joint book-running managers and as representatives of the underwriters for our December 2014 offering of our 8.00% Senior Notes due 2029.  In addition, Hospitality Properties Trust, or HPT, and other companies to which Reit Management & Research LLC, or RMR, provides management services are parties to agreements with affiliates of Wells Fargo that provide for the issuance of credit or other services.  Some of the lenders under the Credit Facility and their respective affiliates also have engaged and may, from time to time in the future, engage in transactions with and perform services for us, RMR, HPT and other companies to which RMR provides management services in the ordinary course of their business for which they will receive customary fees or expenses.

Item 2.03                                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.             Other Events.

On December 23, 2014, we issued a press release announcing the Amendment. A copy of that press release is furnished as Exhibit 99.1 hereto.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE:

•      INTEREST PAYMENTS UNDER THE CREDIT FACILITY ARE EQUAL TO LIBOR PLUS A SPREAD, WHICH IS CURRENTLY 150 BASIS POINTS.  THE SPREAD IS DETERMINED BY THE AMOUNT OF AVAILABILITY UNDER THE CREDIT FACILITY, WHICH IS BASED ON THE AMOUNT OF QUALIFYING COLLATERAL OWNED BY TRAVELCENTERS OF AMERICA LLC.  AS A RESULT, INTEREST PAYMENTS UNDER THE CREDIT FACILITY MAY BE HIGHER THAN LIBOR PLUS 150 BASIS POINTS.  ALSO, ACTUAL ANNUAL COSTS UNDER THE CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A SPREAD ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE CREDIT FACILITY.

•      AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO LIMITS BASED ON TRAVELCENTERS OF AMERICA LLC MAINTAINING CERTAIN LEVELS OF QUALIFYING COLLATERAL.  ACCORDINGLY, THE MAXIMUM AMOUNT AVAILABLE UNDER THE CREDIT FACILITY MAY BE LESS THAN $200 MILLION.

THE INFORMATION CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR OUR YEAR ENDED DECEMBER 31, 2013, AND SUBSEQUENT DOCUMENTS WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. ALSO, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY IN THE SECTION CAPTIONED “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR OUR YEAR ENDED DECEMBER 31, 2013.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Exhibits.

(d) Exhibits

10.1

Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 19, 2014, by and among TravelCenters of America LLC, TA Leasing LLC, TA Operating LLC, as borrowers, each of the Guarantors named therein, Wells Fargo Capital Finance, LLC, as Agent, and the entities party thereto as Lenders

99.1	Press release issued by TravelCenters of America LLC, dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 23, 2014

EXHIBIT INDEX

Exhibit	Description
10.1

Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 19, 2014, by and among TravelCenters of America LLC, TA Leasing LLC, TA Operating LLC, as borrowers, each of the Guarantors named theirein, Wells Fargo Capital Finance, LLC, as Agent, and the entities party thereto as Lenders

99.1	Press release issued by TravelCenters of America LLC, dated December 23, 2014